Exhibit 21.1
Subsidiaries of Cano Health, Inc.

Name of Subsidiary	Jurisdiction of Incorporation of Organization
Primary Care (ITC) Intermediate Holdings, LLC	Delaware, U.S.
Cano Health, LLC	Florida, U.S.
Complete Medical Billing and Coding Services, LLC	Florida, U.S.
Cano Pharmacy, LLC	Florida, U.S.
Comfort Pharmacy 2, LLC	Florida, U.S.
Physicians Partners Group Merger, LLC	Florida, U.S.
Cano Health of Florida, LLC	Florida, U.S.
Physicians Partners Group of FL, LLC	Florida, U.S.
University Healthcare Pharmacy, LLC	Florida, U.S.
DGM MSO, LLC	Florida, U.S.
Cano Medical Center of West Florida, LLC	Florida, U.S.
CH Dental Administrative Services, LLC	Florida, U.S.
Cano Occupational Health, LLC	Florida, U.S.
Cano Belen, LLC	Florida, U.S.
Belen Pharmacy Group, LLC	Florida, U.S.
Physicians Partners Group Puerto Rico, LLC	Puerto Rico, U.S.
Cano PCP MSO, LLC	Florida, U.S.
Cano PCP, LLC	Florida, U.S.
Cano PCP Wound Care, LLC	Florida, U.S.
PPG Puerto Rico Blocker, Inc.	Delaware, U.S.
IFB Pharmacy, LLC	Florida, U.S.
American Choice Healthcare, LLC	Florida, U.S.
Cano Health of Puerto Rico, LLC	Puerto Rico, U.S.
Cano Health Texas Network, LLC	Texas, U.S.
Cano Health Nevada Network, LLC	Nevada, U.S.
Cano HP MSO, LLC	Florida, U.S.
Cano Health New Mexico, LLC	New Mexico, U.S.
Cano Research, LLC	Florida, U.S.
Cano Health Illinois 1 MSO, LLC	Illinois, U.S.
Cano Behavior Health, LLC	Florida, U.S.
Cano Personal Behavior, LLC	Florida, U.S.
ACH Management Services, LLC	Florida, U.S.
Cano Health CA1 MSO, LLC	California, U.S.
Cano Health CA1, LLC	California, U.S.
Orange Healthcare Administration, LLC	Florida, U.S.
Orange Care Group South FL MSO	Florida, U.S.
Orange Care Management Services Organization, LLC	Florida, U.S.
Orange Accountable Care Organization of South Florida, LLC	Florida, U.S.
Orange Accountable Care Organization, LLC	Florida, U.S.

American Choice Commercial ACO, LLC	Florida, U.S.
Orange Care IPA of New York, LLC	Florida, U.S.
Orange Care IPA of New Jersey, LLC	Florida, U.S.
Total Care ACO, LLC	Delaware, U.S.
Solis Network Solutions, LLC	Florida, U.S.
CHPR MSO, LLC	Puerto Rico, U.S.
Cano Health Illinois Network, LLC	Illinois, U.S.
Cano Health New York IPA, LLC	Nevada, U.S.
Clinical Research of Hollywood, PA	Florida, U.S.